EXHIBIT 12.1

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                                   Three Months Ended
                                      September 30,                    Years Ended June 30,
                                  --------------------  ----------------------------------------------------
                                     1999       1998       1999       1998       1997       1996       1995
                                     ----       ----       ----       ----       ----       ----       ----
Interest on deposits ...........   $ 2,323    $ 1,881    $ 8,442    $ 6,638    $ 5,469    $ 6,087    $ 4,760
Interest on borrowings .........     2,239      2,283      8,938      7,972      4,937      2,820      3,130
Portion of rent expense
  representative of interest ...         9          9         36         36         35         62         50
                                   -------    -------    -------    -------    -------    -------    -------
     Total fixed charges .......   $ 4,571    $ 4,173    $17,416    $14,646    $10,441    $ 8,969    $ 7,940
                                   =======    =======    =======    =======    =======    =======    =======



Income before taxes ............       857        849      4,083      4,423      2,251      1,928      2,085
     Total fixed charges .......     4,571      4,173     17,416     14,646     10,441      8,969      7,940
                                   -------    -------    -------    -------    -------    -------    -------
     Total earnings ............   $ 5,428    $ 5,022    $21,499    $19,069    $12,692    $10,897    $10,025
                                   =======    =======    =======    =======    =======    =======    =======

Earnings/Fixed Charges:
  Including interest on deposits      1.19%      1.20%      1.23%      1.30%      1.22%      1.22%      1.26%
  Excluding interest on deposits      1.38%      1.37%      1.45%      1.55%      1.45%      1.67%      1.66%

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The ratios of earnings  to fixed  charges  were  calculated  as follows:  divide income, before income taxes, plus fixed charges by fixed charges.